UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 20, 2008

ORCHIDS PAPER PRODUCTS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32563 (Commission File Number)	23-2956944 (IRS Employer Identification Number)

4826 Hunt Street Pryor, Oklahoma 74361 (Address of Principal Executive Offices)

(918) 825-0616 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On February 20, 2008, Orchids Paper Products Company (the “Company”) entered into a Supplier Agreement (the “Supplier Agreement”) with Dixie Pulp & Paper, Inc. (“Dixie”) for the supply of waste paper to the Company. Pursuant to the Supplier Agreement, Dixie will be the sole supplier of waste paper for the Company’s paper production facility in Pryor, Oklahoma. The Supplier Agreement is effective April 1, 2008 and carries a five-year term, subject to automatic one-year extensions each year during the term unless either party provides timely notice of its intent not to extend the Supplier Agreement. Upon receipt of such notice not to extend, the Supplier Agreement will terminate at the end of the then existent term.

To ensure the Company’s waste paper supply, Dixie is required to maintain a minimum inventory of waste paper. The Supplier Agreement also includes financial incentives for Dixie to reduce the Company’s cost of waste paper.

In addition to supplying waste paper, Dixie will provide certain logistics services including managing inbound freight deliveries and establishing means to track order status and shipping and receiving records. The Supplier Agreement contains other customary terms with respect to billing, payment, quality and other matters.

On February 21, 2008, the Company issued a press release announcing its entry into the Supplier Agreement. A copy of the Company’s press release is attached as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits. See the Exhibit Index which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHIDS PAPER PRODUCTS COMPANY

Date: February 22, 2008	By:	/s/ Keith Schroeder
Keith Schroeder Chief Financial Officer

Exhibit Index

Exhibit	Description

99.1	Press Release, dated February 21, 2008.